Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 13, 2005, accompanying the 2004 consolidated financial statements and schedule included in the Annual Report of Pemco Aviation Group, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Pemco Aviation Group, Inc. and subsidiaries on Forms S-8 (File No. 33-34206; File No. 33-79676; File No. 333-106902; File No. 333-30491; File No. 333-82191; and File No. 333-85114).

/s/    Grant Thornton LLP

Raleigh, North Carolina April 13, 2005